Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02210
3
Issuer Name and Ticker or Trading Symbol:	Syneos Health, Inc. [SYNH]

Date of Earliest Transaction Required to
be Reported (Month/Day/Year):	March 3, 2021

Footnotes to Form 4

(1) The shares of the Issuer reported are beneficially owned by: THL Holdco, LLC (“THL Holdco”); Thomas H. Lee Partners, L.P. (“THL”); Thomas H. Lee Advisors, LLC (“THL Advisors”); Thomas H. Lee Equity Fund VI (2019), L.P. (“Fund VI 2019”); THL Fund VI (2019) Coinvestment Partners, L.P. (“Fund VI 2019 Coinvest”); Thomas H. Lee Equity Fund VII, L.P. (“Equity Fund VII”); Thomas H. Lee Parallel Fund VII, L.P.  (“Parallel Fund VII”); Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (“Parallel (Cayman) Fund VII”); THL Executive Fund VII (“Executive Fund VII”); THL Equity Fund VII Investors (inVentiv), L.P. (“Equity Fund VII (inVentiv)”); THL Fund VII Coinvestment Partners, L.P. (“Fund VII Coinvest”); THL Coinvestment Partners, L.P. (“Coinvest Partners”); THL Managers VI, LLC (“THL Managers VI”); and THL Managers VII, LLC (“THL Managers VII”) (collectively with their affiliates, the “THL Funds”).

(2) THL Holdco is the managing member of THL Advisors, which in turn is the general partner of THL, which in turn is the sole member of THL Equity Advisors VI (2019), LLC (“Equity Advisors VI (2019)”), the sole member of THL Equity Advisors VII (“Equity Advisors VII”), the general partner of Fund VI 2019 Coinvest, and the general partner of Fund VII Coinvest. Equity Advisors VI (2019) is the general partner of Fund VI 2019. Equity Advisors VII is the general partner of Equity Fund VII, Parallel Fund VII, Parallel (Cayman) Fund VII, Executive Fund VII, and Equity Fund VII (inVentiv).

(3) Each of the Reporting Persons disclaims beneficial ownership of all shares of the Issuer for the purposes of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(4) Represents shares directly held and sold in an underwritten public offering (the “Offering”) by the following entities: 937,713 shares by Fund VI 2019, 30,380 shares by Fund VI 2019 Coinvest, 286,138 shares by Equity Fund VII, 225,774 shares by Parallel Fund VII, 302,608 shares by Parallel (Cayman) Fund VII, L.P., 25,082 shares by Executive Fund VII, 43,636 shares by Fund VII Coinvest and 1,866,574 shares by Equity Fund VII (inVentiv).

(5) Represents shares directly held by the following entities following the Offering: 2,744,495 shares by Fund VI 2019, 74,012 shares by Fund VI 2019 Coinvest, 697,093 shares by Equity Fund VII, 550,035 shares by Parallel Fund VII, 737,218 shares by Parallel (Cayman) Fund VII, L.P., 61,103 shares by Executive Fund VII, 106,306 shares by Fund VII Coinvest and 4,547,378 shares by Equity Fund VII (inVentiv).

(6) Represents shares directly held and sold in a private sale (the “Private Sale”) to the Issuer pursuant to a stock repurchase agreement entered into with the Issuer, dated February 26, 2021, by the following entities: 77,095 shares by Fund VI 2019, 2,186 shares by Fund VI 2019 Coinvest, 20,586 shares by Equity Fund VII, 16,243 shares by Parallel Fund VII, 21,771 shares by Parallel (Cayman) Fund VII, L.P., 1,804 shares by Executive Fund VII, 3,139 shares by Fund VII Coinvest and 134,290 shares by Equity Fund VII (inVentiv).

(7) Represents shares directly held by the following entities following the Private Sale: 2,533,525 shares by Fund VI 2019 (which also reflects a distribution in kind for no consideration of 133,875 shares in accordance with the relevant terms of Fund VI 2019’s partnership agreement), 71,826 shares by Fund VI 2019 Coinvest, 676,507 shares by Equity Fund VII, 533,792 shares by Parallel Fund VII, 715,447 shares by Parallel (Cayman) Fund VII, L.P., 59,299 shares by Executive Fund VII, 103,167 shares by Fund VII Coinvest and 4,413,088 shares by Equity Fund VII (inVentiv).

(8) Represents shares directly held and sold by THL Managers VI in the Offering.

(9) Represents shares directly held and sold by THL Managers VII in the Offering.

(10) Represents shares directly held by THL Managers VI following the Offering.

(11) Represents shares directly held by THL Managers VII following the Offering.

(12) Represents shares directly held and sold by THL Managers VI in the Private Sale.

(13) Represents shares directly held and sold by THL Managers VII in the Private Sale.

(14) Represents shares directly held by THL Managers VI following the Private Sale.

(15) Represents shares directly held by THL Managers VII following the Private Sale.